Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDEr SUCH ACT.

The shares of the common stock of the company issuable upon exercise of the warrants represented by this certificate are subJEct to the preferences, powers, qualifications and rights of each class and series as set forth in the company’s articles of amendment and restatement, as amended, supplemented or amended and restated, and amended and restated bylaws, as amended, supplemented or amended and restated. The company shall furnish a copy of the foregoing instruments and any relevant amendments thereto to the holder of this certificate upon written request.

Warrant Certificate No. A-3

Date of Issuance: June 3, 2020

Expiration Date: April 6, 2025

Warrant Certificate

GREAT AJAX CORP.

This Warrant Certificate (this “Warrant Certificate”) certifies that ___________ or its registered assigns (the “Holder”), for value received, is the registered holder of such number of warrants (“warrants”) as is set forth in the electronic, book-entry records of American Stock Transfer & Trust Company, LLC, in its capacity as warrant agent for the warrants (the “Warrant Agent”). The warrants are exercisable for the purchase of shares of common stock, par value $0.01 per share (“Common Stock”), of GREAT AJAX CORP., a Maryland corporation (the “Company”), in accordance with the provisions of Section 1 hereof and the Warrant Agency Agreement, dated May 4, 2020 (the “Warrant Agreement”), by and between the Company and the Warrant Agent. This Warrant Certificate and the warrants represented hereby are issued pursuant to that certain Securities Purchase Agreement, dated as of April 3, 2020, as amended by Amendment No. 1, dated June 3, 2020, by and among the Company, Great Ajax Operating Partnership L.P. and the Holder (the “Securities Purchase Agreement”), pursuant to which the Company sold two series of warrants and two series of preferred stock (the “Preferred Stock”). References in this Warrant Certificate to this “Warrant” shall mean any and all warrants represented and outstanding under this Warrant Certificate in the Warrant Agent’s records.

1.            EXERCISE.

(a)               Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein and in the Warrant Agreement, each warrant entitles the Holder upon exercise to receive from the Company one fully paid and nonassessable share of Common Stock of the Company, as may be adjusted from time to time pursuant to the terms herein (the “Warrant Shares”), at an initial purchase price of $10.00 per share (the “Exercise Price”), on or after the earlier of (i) the date of effectiveness of the Resale Registration Statement (as such term is defined in the Securities Purchase Agreement) and (ii) December 3, 2020 (the six-month anniversary of June 3, 2020 (the “Date of Issuance”)), and on or before 5:00 p.m., Eastern Time, on April 6, 2025 (the “Expiration Date”) (subject to earlier termination as set forth herein).

(b)               Cash Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1(a) above, the Holder may exercise this Warrant in accordance with Section 6 herein and the applicable terms of the Warrant Agreement, by wire transfer to the Warrant Agent or by certified or official bank check in U.S. dollars made payable to the order of the Warrant Agent at the office of the Warrant Agent designated for such purposes. Notwithstanding anything herein to the contrary, the Holder shall physically surrender this Warrant Certificate to the Warrant Agent for cancellation within three Trading Days (as defined in Section 3(e)(iii)) of the date the final Notice of Exercise (as defined below) is delivered to the Warrant Agent. In the case of partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder, upon request of the Holder, a new Warrant Certificate evidencing the number of Warrants equivalent to the number of Warrants remaining unexercised may be issued by the Warrant Agent to the Holder of such Warrant Certificate or his duly authorized assigns in accordance with Section 12 hereof, subject to the provisions of Section 6 of the Warrant Agreement. The Warrant Agent shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.

(c)               Net Exercise. In lieu of exercising this Warrant pursuant to Section 1(b), at any time, the Holder may elect to credit the Exercise Price against the Fair Market Value (as defined below) of the Warrant Shares at the time of exercise (the “Net Exercise”) pursuant to this Section 1(c) and the Warrant Agreement. If the Company shall receive written notice from the Holder at the time of exercise of this Warrant that the Holder elects to Net Exercise this Warrant, the Company shall deliver such written notice to the Warrant Agent pursuant to the terms of the Warrant Agreement. Pursuant to the terms and conditions of the Warrant Agreement, the Warrant Agent shall deliver to such Holder (without payment by the Holder of any exercise price in cash) that number of Warrant Shares computed using the following formula:

where

X =	The number of Warrant Shares to be issued to the Holder.

Y =	The number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being cancelled (at the date of such calculation).

A =	The Fair Market Value of one share of Common Stock on the trading date immediately preceding the date on which the Holder elects to exercise this Warrant.

B =	The Exercise Price (as adjusted hereunder).

The “Fair Market Value” of one share of Common Stock shall mean (x) the last reported sale price on the New York Stock Exchange and, if there are no sales, the last reported bid price, of the Common Stock on the business day prior to the date of exercise on the Trading Market (as defined below) on which the Common Stock is then listed or quoted as reported by Bloomberg Financial Markets (“Bloomberg”) or (y) if the Fair Market Value cannot be calculated as of such date on the foregoing basis, the price determined in good faith by the Company’s board of directors.

“OTC Markets” shall mean either OTCQX or OTCQB of the OTC Markets Group Inc.

“Trading Market” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American or the OTC Markets (or any successors to any of the foregoing).

(d)           Deemed Exercise. In the event that immediately prior to the close of business on the Expiration Date, the Fair Market Value of one share of Common Stock (as determined in accordance with Section 1(c) above) is greater than the then applicable Exercise Price, this Warrant shall be deemed to be automatically exercised on a Net Exercise basis pursuant to Section 1(c) above, and the Company shall deliver the applicable number of Warrant Shares to the Holder pursuant to the provisions of Section 1(c) above and this Section 1(d).

(e)           Holder’s Exercise Limitations. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder does not exceed the Ownership Limits (as defined below), unless the Company’s board of directors has, in its sole discretion, granted the Holder a waiver from the stock ownership limitations set forth in the Company’s charter. The parties hereto acknowledge that certain listing standards of the Trading Market may generally require the Company to obtain the approval of its stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of its outstanding Common Stock; accordingly, in the event of an exercise of this Warrant that would result in the total number of shares of Common Stock then beneficially owned by a Holder and any Affiliate of such Holder exceeding 19.9% of the total number of then issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise), the Company shall, at its discretion, either obtain stockholder approval of such issuances or upon settlement of the exercise of such Warrant deliver cash in lieu of any shares otherwise deliverable upon exercise of such Warrant in excess of such limitation, in accordance with the provisions of Section 6(a) hereof.

2.	CERTAIN ADJUSTMENTS.

(a)          Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(i)                Dividends, Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the Date of Issuance but prior to the Expiration Date subdivide its shares of capital stock of the same class as the Warrant Shares, by stock split or otherwise, or combine such shares of capital stock, effect a reverse stock split, pay a dividend or issue additional shares of capital stock as a dividend with respect to any shares of such capital stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision, dividend or stock dividend, or proportionately decreased in the case of a combination or reverse stock split. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 2(a)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(ii)              Reclassification, Reorganizations and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination, stock split (forward or reverse) or stock dividend provided for in Section 2(a)(i) above) that occurs after the Date of Issuance, then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities or property (including, if applicable, cash) receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same (and, for the avoidance of doubt, this Warrant shall be exclusively exercisable for such shares of stock and/or other securities or property from and after the consummation of such reclassification or other change in the capital stock of the Company).

(b)             Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock issued and outstanding.

(c)             Treatment of Warrant upon a Change of Control.

(i)                If, at any time while this Warrant is outstanding, the Company consummates a Change of Control, then a Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, a holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The Company shall not effect any such Change of Control unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant.

(ii)              As used in this Warrant, a “Change of Control” means (i) a consolidation, merger or combination or statutory share exchange, in each case involving the Company, (ii) a sale of all or substantially all of the direct or indirect assets of the Company (including by way of any reorganization, merger, consolidation or other similar transaction) or (iii) a direct or indirect acquisition of beneficial ownership of voting securities of the Company by another person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer or other similar transaction), in each case, pursuant to which (x) the stockholders of the Company immediately preceding such transaction or transactions collectively own, following the consummation of such transaction or transactions, less than fifty percent (50%) of the total economic interests or total voting power of all securities of beneficial interest of the Company entitled to vote generally and / or (y) as a result of which the Common Stock would be converted into, or exchanged for, or would be reclassified or changed into, stock, other securities, other property or assets (including cash or any combination thereof).

3.            PUT OPTION.

(a)               Subject to the limitations provided in this Section 3, the Holder shall have the option (the “Put Option”), but not the obligation, to sell to the Company, in whole or in part, the warrants represented by the Warrant Certificate at a price per warrant equal to the Put Price, and on the terms set forth in this Section 3. “Put Price” means an amount equal to the product of (i) the number of Shares (as such term is defined in the Securities Purchase Agreement) held by the Holder at the time of exercise of the Put Option calculated as discussed in (b) below, (ii) $25.00, (iii) 0.1075, (iv) the greater of (A) 3.25 and (B) the number of years (or a fraction thereof computed on the basis of a 360-day year comprised of twelve 30-day months) during which the Holder actually held such Shares as of the time of exercise of the Put Option (provided that this number shall also include the holding period of the predecessors in interest of the Holder with respect to the Shares) and (v) a fraction, the numerator of which is one and the denominator of which is the total number of warrants first issued by the Company to the Holder (or its predecessor in interest) on the Date of Issuance.

(b)                The Put Option may be exercised at any time on or after July 6, 2023. If prior to the time of exercise of the Put Option, the Holder has sold any Shares, then solely for the purpose of calculating the number of Shares held by the Holder at such time, such previously sold Shares shall be deemed to be held by the Holder at such time of exercise.

(c)               The Put Option may be exercised only by the Holder delivering written notice of exercise to the Company specifying the number of warrants to be sold pursuant to the Put Option (the “Put Notice”). The Company shall be obligated to purchase from the Holder and cancel, and the Holder shall be obligated to sell to the Company, this Warrant or the portion thereof specified in the Put Notice within 10 days of the Company’s receipt of the Put Notice (the “Put Notice Period”); provided that such period may be mutually extended by the Company and the Holder as necessary to accommodate the determination of the Put Price. For the avoidance of doubt, the Put Notice Period and the Put Option Closing Date (as defined below) may occur after the Expiration Date, provided that the Put Notice is delivered prior to the close of business on the Expiration Date. During the Put Notice Period, the Holder shall not take any action that has caused or will cause the Holder to have, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act with respect to the Common Stock), granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

(d)               If the Put Option is exercised, the closing of the required purchase and sale of this Warrant shall occur on the 10th day following the delivery of the Put Notice or at such other time as may be mutually agreed between the Company and the Holder (the “Put Option Closing Date”). At the closing, and subject to the limitations on issuance of the Company’s stock that apply in the case of an exercise of this Warrant under Section 1(e), the Company shall pay the Holder the Put Price in cash or Common Stock or a combination of cash and Common Stock, provided that if the number of Common Shares to be issued and paid to the Holder as the Put Price would result in the Holder or any person to whom the Holder’s ownership is attributed in full or in part in applying the Ownership Limits beneficially or constructively owning either a total number of shares of (i) Common Stock in excess of the Common Stock Ownership Limit (as defined and determined in accordance with the Company’s Articles of Amendment and Restatement, as amended (“Charter”)) or (ii) Capital Stock (as defined in the Charter) in excess of the Aggregate Stock Ownership Limit (as defined and determined in accordance with the Charter, and together with the Common Stock Ownership Limit, the “Ownership Limits”), then the Company shall either deliver cash in lieu of any shares otherwise deliverable in excess of such Ownership Limits, or, subject the Holder’s consent for each such issuance, grant a waiver to such Holder from the Ownership Limits so as to permit the payment of such shares of Common Stock under the Charter but only to the extent such Holder is not an individual and such waiver does not result in the total number of shares of Capital Stock then beneficially or constructively owned by any direct or indirect owner of such Holder who is treated as an individual pursuant to Sections 542(a)(2) and 544 of the United States Internal Revenue Code of 1986, as amended (the “Code”), as those sections are used in Section 856(h) of the Code and determined pursuant to Section 6.2.1 of the Charter, exceeding the Ownership Limits, provided further, that, the number of shares of Common Stock that may be issued to the Holder upon exercise of the Put Option shall be limited to the extent necessary to ensure that, following such exercise, the total number of shares of Common Stock then beneficially owned by such Holder does not exceed 19.9% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise), unless the Company obtains stockholder approval of the issuances of any such shares of Common Stock then beneficially owned by a Holder and any Affiliate of such Holder exceeding 19.9% of the total number of then issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). Within three days of the delivery of the Put Notice by the Holder to the Company, the Company will provide written notice to the Holder of its election to pay the Put Price to the Holder in cash, Common Stock or a specified combination thereof; provided that if the Company elects to make any portion of the payment of the Put Price in the form of Common Stock, each share of such Common Stock shall be valued for purposes of payment of the Put Price at its Final Average Trading Price corresponding to the Put Option Closing Date.

(e)             The following defined terms shall be employed in the determination of Final Average Trading Price for purposes of Sections 3(d) and 6(a): (i) “Daily Dollar Trading Volume” for each Trading Day during any period, means the Volume-Weighted Average Daily Price for such Trading Day multiplied by the aggregate number of shares of Common Stock traded on such Trading Day; (ii) “Final Average Trading Price” means the Weighted Average Period Price of the Common Stock for the period of 10 Trading Days ending immediately prior to the date that is two business days prior to the Put Option Closing Date or the Warrant Share Delivery Date, as the case may be; (iii) “Trading Day” means a day during which trading in securities generally occurs on the Trading Market; (iv) “Weighted Average Period Price” of the Common Stock for any period means the quotient of (A) the sum of the Daily Dollar Trading Volume for each day during such period divided by (B) the aggregate number of shares of Common Stock traded during such period; and (v) “Volume-Weighted Average Daily Price,” on any Trading Day, means the volume-weighted average price for the Common Stock on the Trading Market, during the period beginning at 9:30:01 a.m., Eastern Time (or such other time as is the official open of trading at the Trading Market), and ending at 4:00:00 p.m., Eastern time (or such other time as is the official close of trading at the Trading Market), as reported by Bloomberg through its “Volume at Price” function (or any successor function, or if there is no such function or such successor function, then as calculated by a nationally recognized investment bank selected by the Company). The volume-weighted average price shall be rounded to the nearest whole cent.

(f)                Whenever the Holder sells or otherwise transfers any shares of Preferred Stock held by the Holder, the Holder shall immediately send a notification of such sale or transfer to the Company setting forth in reasonable detail a description of such sale or transfer, including without limitation, the date on which such sale or transfer is expected to become effective or consummated.

(g)               The Holder shall execute such instruments and other documents as reasonably requested by the Company to evidence the sale, provided that: (i) the Company shall bear any and all reasonable costs and expenses incurred by the Holder in connection with the exercise of the Put Option and related sale of this Warrant, and (ii) the Holder shall not be required to make any representations or warranties in connection with such sale other than representations and warranties with respect to title of this Warrant being sold, authority to sell this Warrant and such matters pertaining to compliance with securities laws by the Holder as may be reasonably requested by the Company.

4.            NO FRACTIONAL SHARES; CHARGES, TAXES AND EXPENSES. No fractional Warrant Shares or scrip representing fractional shares will be issued upon exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all fees required for same-day processing of any Notice of Exercise and all fees to The Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

5.            NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant or any portion of this Warrant, the Holder shall not have, nor exercise, any rights as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company).

6.            MECHANICS OF EXERCISE.

(a)               Delivery of Warrant Shares Upon Exercise. This Warrant may be exercised by the Holder hereof, in whole or in part, by delivering to the Warrant Agent at the office of the Warrant Agent designated for such purposes, in the case of a cash exercise, and to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company), in the case of a net exercise, a duly executed copy of the Notice of Exercise in the form attached hereto as Exhibit A (the “Notice of Exercise”) by facsimile or e-mail attachment and paying the Exercise Price (unless the Holder has elected to Net Exercise, if applicable) then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised. No ink-original Notice of Exercise shall be required, nor any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise shall be required. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the delivery to the Company of the Notice of Exercise and payment of the Exercise Price (unless the Holder has elected to Net Exercise, if applicable) as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the Holder of such shares of record as of the close of business on such date. Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit and Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale by the holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by electronic book-entry form (unless the Holder requests that the Warrant Shares be issued in certificated form in the Notice of Exercise) by the end of the day on the date that is two trading days from the delivery to the Company of the Notice of Exercise and payment of the aggregate Exercise Price (unless exercised by means of a cashless exercise pursuant to Section 1(c)) (the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by Net Exercise, if applicable) and all taxes required to be paid by the Holder, if any, prior to the issuance of such shares, having been paid. The Company may settle the exercise of each Warrant by delivery of Warrant Shares, by payment of cash in lieu thereof or by a combination thereof. Within three days of the delivery of the Notice of Exercise by the Holder to the Company, the Company will provide written notice to the Holder of its election to settle the exercise of the exercised Warrants in cash, Common Stock or a specified combination thereof; provided that if the Company elects to so deliver any cash in lieu of shares of Common Stock, each share of such Common Stock shall be valued for purposes of such settlement at its Final Average Trading Price corresponding to the Warrant Share Delivery Date.

(b)               Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder the Warrant Shares pursuant to Section 6(a) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

7.            CERTIFICATE OF ADJUSTMENT. Whenever the Exercise Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the Holder a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based. Whenever the Company makes any announcement or provides any notice to any Person pertaining to any Change of Control or any redemption of any of its capital stock (including the Preferred Stock), the Company shall, at its expense, immediately send to the Holder a certificate of an officer of the Company setting forth in reasonable detail a description of such Change of Control or redemption and any related transactions, including without limitation the date on which such Change of Control or redemption is expected to become effective or consummated. All certificates required pursuant to this Section 7 shall be provided by facsimile or electronic mail or by overnight delivery, in each case, in accordance with Section 14(b).

8.            COMPLIANCE WITH SECURITIES LAWS.

(a)               The Holder understands that this Warrant and the Warrant Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Warrant Shares may be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”), only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b)               Prior and as a condition to the sale or transfer of the Warrant Shares issuable upon exercise of this Warrant, the Holder shall furnish to the Company such certificates, representations, agreements and other information, as the Company or the Company’s transfer agent reasonably may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, unless such Warrant Shares are being sold or transferred pursuant to an effective registration statement.

(c)               The Holder acknowledges that the Company may place a restrictive legend on the Warrant Shares issuable upon exercise of this Warrant in order to comply with applicable securities laws, in substantially the following form and substance, unless such Warrant Shares are otherwise freely tradable under Rule 144 of the Securities Act:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

The Holder also acknowledges that the Company may place a restrictive legend on the Warrant Shares issuable upon exercise of this Warrant in order to comply with applicable securities laws, in substantially the following form and substance:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE OWNED BY A PERSON OR PERSONS WHO MAY BE CONSIDERED AN AFFILIATE FOR PURPOSES OF RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO OFFER, SALE, TRANSFER OR ASSIGNMENT OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT THE SHARES MAY BE SOLD PURSUANT TO RULE 144 UNDER THE ACT OR ANOTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

9.           REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company (but not the posting of any surety or other bond) or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10.           NO IMPAIRMENT. Except to the extent as may be waived by the Holder, the Company will not, by amendment of its charter or through a Change of Control, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

11.           TRADING DAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be other than a day on which the Common Stock is traded on the Trading Market, then such action may be taken or such right may be exercised on the next succeeding day on which the Common Stock is so traded.

12.           TRANSFERS; EXCHANGES.

(a)           Subject to compliance with applicable federal and state securities laws and Section 8 hereof, this Warrant may only be transferred by the Holder to an Affiliate of the Holder (a “Permitted Transfer”). For a transfer of this Warrant as an entirety by the Holder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant of the same denomination to the assignee. For a transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Holder, and shall issue to the Holder a new Warrant covering the number of shares in respect of which this Warrant shall not have been transferred. The term “Affiliate” as used herein means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, and any officers, employees or partners of the Holder.

(b)           Upon any Permitted Transfer, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the denominations in which new warrants are to be issued to the Holder and signed by the Holder hereof. The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged.

13.           AUTHORIZED SHARES. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be quoted or listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

14.           MISCELLANEOUS.

(a)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles. Any judicial proceeding brought under this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York.

(b)           Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows: (a) if to the Company, at Great Ajax Corp., 9400 SW Beaverton-Hillsdale Hwy, Suite 131, Beaverton, Oregon 97005, Attn: Lawrence Mendelsohn, e-mail: larry@aspencapital.com; with a copy to (which shall not constitute notice) Mayer Brown LLP, 1221 Avenue of the Americas, New York, New York 10020, Attn: Anna T. Pinedo, Esq., e-mail: apinedo@mayerbrown.com, (b) to the Warrant Agent, at American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, e-mail: reorgwarrants@astfinancial.com, with a copy to American Stock Transfer & Trust Company, LLC, 48 Wall Street, 22nd Floor, New York, New York 10005, Attn: Legal Department, e-mail: legalteamAST@astfinancial.com, and (c) if to the Holder, at such address or addresses (including copies to counsel) as may have been furnished by the Holder to the Company in writing.

(c)            The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

(d)           No Voting Rights; Limited Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the interests purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

(e)            Tax Treatment.

(i)             The Company and the Holder agree to treat the Warrant as a debt instrument for U.S. federal income tax purposes with an issue price and a stated redemption price at maturity as set forth for the Holder under Schedule I attached hereto. In order to obtain “original issue discount” information with respect to the Warrant in accordance with Treas. Reg. 1.1275-3(b), a Holder can contact Mary Doyle at 503-444-4224.

(ii)            The Company shall maintain a register for the recordation of the names and addresses of each Holder, and the percentage or portion of such rights and obligations assigned, including the principal amounts (and stated interest) of each Holder from time to time (the “Register”). Any Warrant may only be transferred in compliance with Section 12 hereof and upon surrender of such Warrant and the issuance by the Company of a new Warrant (or through a book-entry system), which is intended to comply with U.S. Treasury Regulations Section 1.871-14(c) and Proposed Regulations Section 1.871-14(c). The Register is intended to establish that the Warrant is in registered form within the meaning of United States Treasury Regulation Section 5f.103-1(c) and Proposed Regulation Section 1.163-5(b).

(iii)           The Company shall be entitled to deduct and withhold from any amounts payable under the Warrant such amounts as the Company is required to deduct and withhold under the Code or any provision of applicable law. The Company does not intend to make any deduction or withholding under the Code of any provision of applicable law so long as it receives from the Holder (1) any complete and correct applicable IRS Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (with any applicable attachments) and (2) any documentation that is required under Sections 1471-1474 of the Code to enable the Company to determine its duties and liabilities with respect to any taxes it may be required to withhold in respect of such Warrant or Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and the Warrant Agent has caused this Warrant Certificate to be duly executed as of the date first above written.

GREAT AJAX CORP.

By:_______________________________________
Name: Russell Schaub
Title: President

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent.

By:_______________________________________
Name:
Title:

[Signature page to Warrant]

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only upon exercise of Warrant)

To:__________________________

The undersigned, the holder of a right to purchase common stock, par value $0.01 per share (“Common Stock”), of GREAT AJAX CORP., a Maryland corporation (the “Company”), pursuant to the attached Warrant to Purchase Shares of Common Stock of Great Ajax Corp. (the “Warrant”), dated as of June 3, 2020, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______________________________ (_________) shares of Common Stock and (choose one):

1)	_______ herewith makes payment of ______________________________ Dollars ($__________) therefor by wire transfer of immediately available funds to the account designated below by the Company.

Amount of Transfer: $________________

Date of Transfer: ________, 20__

Bank: [•]

ABA Number: [•]

A/C Number: [•]

A/C Name: [•]

Ref: [•]

ATT: [•]

OR

2)	_______ herewith elects to Net Exercise the Warrant pursuant to Section 1(c) thereof.

The undersigned requests that the certificates or book entry position representing the shares of Common Stock to be acquired pursuant to such exercise be issued in the name of, and delivered to __________________________________________, whose address is ____________________________________________________________________________________________________.

By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 8 thereof.

DATED: ________________

[NAME OF HOLDER]

By:_______________________________________

Name:____________________________________

Its:_______________________________________

[Signature page to Notice of Exercise]

EXHIBIT B

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED, [_________] (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of GREAT AJAX CORP., a Maryland corporation (the “Company”), covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Sections 8 and 12 of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE:	ADDRESS/FAX NUMBER:

Number of shares:	Signature:

Dated:	Witness:

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 7 thereof.

Signature:

By:
Title:

Address: